Exhibit 5.1

1111 Pennsylvania Ave, NW

Washington, DC 20004-2541

202-739-3000

Fax: 202-739-3001

January 29, 2021

Petros Pharmaceuticals, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Re: Petros Pharmaceuticals, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 in the aggregate of the following securities (the “Securities”): (i) shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”); (ii) shares of the Company’s Preferred Stock, $0.0001 par value (the “Preferred Stock”); (iii) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, substantially in the Form filed as Exhibit 4.3 of the Registration Statement (the “Senior Indenture”); (iv) subordinated debt securities, in one or more series (together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, substantially in the Form filed as Exhibit 4.4 of the Registration Statement (together with the Senior Indenture, an “Indenture”); (v) warrants to purchase shares of the Common Stock, shares of the Preferred Stock, Debt Securities, Rights (as defined herein), or any combination thereof in the form of Units (as defined herein) (“Warrants”), which may be issued pursuant to a warrant agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”); (vi) rights to purchase shares of the Common Stock, shares of the Preferred Stock, Warrants and/or Debt Securities, or any combination thereof in the form of Units (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and (vii) units comprised of shares of the Common Stock, shares of the Preferred Stock, one or more Debt Securities, Rights and/or Warrants, or any combination thereof (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

Petros Pharmaceuticals, Inc.

January 29, 2021

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the amended and restated Certificate of Incorporation of the Company (the “Articles of Incorporation”) and amended and restated By-laws of the Company (the “By-laws”), each as amended to date, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement; and (iii) such other documents, records, certificates, opinions, memoranda and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We also have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the trustee, that the Indenture will constitute a legal, valid and binding obligation of the trustee, and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Upon due authorization by the Company of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares, in accordance with the terms and provisions of the applicable definitive purchase, underwriting or similar agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon due authorization by the Company of the issuance and sale of shares of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares, in accordance with the terms and provisions of the applicable definitive purchase, underwriting or similar agreement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When the specific terms of a particular issuance of Debt Securities have been duly authorized by the Company and are in accordance with the terms of the Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

4.	When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by the Company and has been duly executed and delivered by the Company and the warrant agent named in the Warrant Agreement, and Warrants conforming to the requirements of the related Warrant Agreement have been duly countersigned or authenticated, as required, by the warrant agent and duly executed and delivered by the Company against payment for such Warrants, in accordance with the terms of the Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company.

Petros Pharmaceuticals, Inc.

January 29, 2021

5.	When a Rights Agreement and any certificate for such Rights providing for the specific terms of a particular issuance of Rights has been duly authorized by the Company and has been duly executed and delivered by the Company and the rights agent named in the Rights Agreement, and Rights conforming to the requirements of the related Rights Agreement have been duly countersigned or authenticated, as required, by the rights agent and duly executed and delivered by the Company against payment for such Rights in accordance with the terms of the Rights Agreement, and, if applicable, a definitive purchase, underwriting or similar agreement, such Rights will constitute valid and binding obligations of the Company.

6.	When a Unit Agreement and any certificate for such Units providing for the specific terms of a particular issuance of Units has been duly authorized by the Company and has been duly executed and delivered by the Company and the units agent named in the Units Agreement, and Units conforming to the requirements of the related Units Agreement have been duly countersigned or authenticated, as required, by the units agent and duly executed and delivered by the Company against payment for such Units in accordance with the terms of the Units Agreement, and, if applicable, a definitive purchase, underwriting or similar agreement, such Units will constitute valid and binding obligations of the Company.

The opinions expressed herein are limited to the laws of the State of Delaware and the State of New York.

The opinions expressed herein regarding the Debt Securities are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP